United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 28, 2019

Date of Report (Date of earliest event reported)

Union Bridge Holdings Limited
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55731	32-0440076
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Rm. 1205, 12/F, Harcourt House 39 Gloucester Road Wanchai, Hong Kong
(Address of Principal Executive Offices)	(Zip Code)

Provide a copy of communications to:

Loeb & Loeb LLP

345 Park Ave

New York, New York 10154

Attn: Giovanni Caruso

Registrant's telephone number, including area code: (852) 2468-3012

__________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2019, Union Bridge Holdings Limited (the “Company”) received a letter of resignation from Kam Pang Chim pursuant to which Mr. Chim resigned as the Chief Financial Officer of the Company. Mr. Chim indicated that his resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, polices or practices.

On January 28, 2019, the Company’s Board of Directors appointed Kenny Chow to be the Company’s Chief Financial Officer.

Mr. Chow has over 25 years of experience in finance and accounting. Mr. Chow has been a financial consultant to a group of companies involved in mining exploration and investments, since February 2016. Prior thereto, from January 2014 to January 2016, Mr. Chow worked as a financial consultant for companies in various industries, including beverages and mineral exploration.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated January 30, 2019

UNION BRIDGE HOLDINGS LIMITED

By:	/s/ Joseph Ho
Name:	Joseph Ho
Title:	Chief Executive Officer

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